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                                                                    Exhibit 23.5

                        (AMERICAN APPRAISAL LETTERHEAD)


BY FACSIMILE AND COURIER

Mindray Medical International Limited
Keji 12(th) Road South
Hi-tech Industrial Park, Nanshan
Shenzhen 518057
People's Republic of China


                RE: CONSENT OF AMERICAN APPRAISAL CHINA LIMITED

We understand that Mindray Medical International Limited ("Mindray") plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein of our name and the data set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Valuation of Share-Based Compensation" hereto sourced from the publications of American Appraisal China Limited. We do not consent to classification as an expert under
Section 11(a)(4) of the Securities Act of 1933, as amended.




                                        AMERICAN APPRAISAL CHINA LIMITED


                                        By:    /s/ Patrick Wu
                                               ---------------------------------
                                        Name:  Patrick Wu
                                        Title: President and Management Director
                                        Date:  January 16, 2007